EXHIBIT 10.2

FIRST AMENDMENT TO
CIC AGREEMENT

This First Amendment, made as of April 15, 2021, by and between Minerals Technologies Inc., a Delaware corporation (the “Company”) and Douglas T. Dietrich (the “Executive”).

WHEREAS, the Company and the Executive previously entered into a letter agreement, dated December 16, 2016, regarding severance benefits in connection with a Change in Control (the “CIC Agreement”); and

WHEREAS, the Company and the Executive now wish to amend the CIC Agreement to reflect Executive’s election as Chairman of the Board of Directors of the Company.

NOW, THEREFORE, the Company and the Executive hereby amend the CIC Agreement, effective the date hereof, as follows:

1. Section 3(iii)(A) of the CIC Agreement is hereby amended to replace “Chief Executive Officer” with “Chairman of the Board and Chief Executive Officer”.

2. The parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the CIC Agreement shall hereafter continue in full force and effect in accordance with the terms thereof, except to the extent expressly modified, amended or revised herein.

IN WITNESS WHEREOF, the Company and the Executive have executed and delivered this amendment effective as of the date shown above.

MINERALS TECHNOLOGIES INC.

By: /s/ Thomas J. Meek                               April 15, 2021
      Thomas J. Meek Date
      Senior Vice President, General Counsel,
      Secretary and Chief Compliance Officer

Agreed to by:

/s/ Douglas T. Dietrich      4/15/2021
Douglas T. Dietrich Date